SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported): January 14, 2000
                                                  ----------------
                                                 (January 10, 2000)


                              CAPITOL BANCORP LTD.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


    Michigan                        33-24728C                      38-2761672
---------------                    ------------                  --------------
(State or other                    (Commission                   (IRS Employer
jurisdiction of                    file number)                  identification
incorporation)                                                       number)


                           One Business & Trade Center
                           200 Washington Square North
                             Lansing, Michigan 48933
                    ----------------------------------------
                    (address of principal executive offices)


                                 (517) 487-6555
              ----------------------------------------------------
              (registrant's telephone number, including area code)


                                 Not Applicable
          -------------------------------------------------------------
          (former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

Registrant, at its option, is reporting the following matter which it considers to be of importance to security holders:

Capitol Bancorp's chairman and CEO, Joseph D. Reid, announced an expansion of Capitol's bank development strategy. Two related matters were announced.

     Capitol is adding an acquisition strategy to its bank development activities. In recent years, Capitol has emphasized adding affiliated banks through DE NOVO, or start-up, activity. This successful emphasis has been key to expanding Capitol's group to include more than twenty banks in several states. Augmenting this focus is the new addition of an acquisition strategy which will enable Capitol to add banks in two ways--acquisition and start-up.

     Capitol announced the creation of a new management position to implement this additional bank development strategy. Michael M. Moran has joined Capitol as Executive Vice President of Corporate Development, to focus on acquisition opportunities. Mr. Moran has significant experience in the banking industry and was previously affiliated with the investment banking firm of Raymond James & Associates, Inc. and its predecessor, Roney & Co., in Detroit, Michigan.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CAPITOL BANCORP LTD.
                                        ----------------------------------------
                                        (Registrant)


                                        \s\ Joseph D. Reid
                                        ----------------------------------------
                                        Joseph D. Reid, Chairman,
                                        President and Chief Executive Officer

DATED: January 14, 2000

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